                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: June 22, 1998


                            THE SEAGRAM COMPANY LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Canada                     1-2275                       None
(STATE OR OTHER JURISDICTION       (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)            IDENTIFICATION NO.)


               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:

                                 (514) 849-5271
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Item 5. Other Events.

        On June 22, 1998, The Seagram Company Ltd. (the "Corporation"), Koninklijke Philips Electronics N.V. ("Philips") and PolyGram N.V. ("PolyGram") announced that they had signed definitive agreements with respect to the proposed acquisition of PolyGram by the Corporation, through its entertainment subsidiary, Universal Studios, Inc. ("Universal), in a transaction valued at $10.4 billion.

        Universal will acquire Philips' 75 percent ownership position in PolyGram as part of a tender offer for all issued shares, including publicly-held shares, for NLG 115 or approximately US$57 per share in cash or, at the shareholders' election, for a mixture of cash and the Corporation's common shares, based on an exchange ratio of 1.3772 shares of the Corporation for each PolyGram share. These agreements call for the Corporation to issue a maximum of approximately 47.9 million common shares (12 percent of the outstanding shares after the transaction), or approximately $2 billion in value. Philips will tender all its PolyGram shares into the Corporation's tender offer, acquire as many of the Corporation's shares as may be available to it in the tender offer (taking into account the election by the public shareholders), and hold its shares of the Corporation for no less than two years.

        On May 21, 1998, the Corporation, Philips and PolyGram announced that they had reached an agreement in principle with a price of NLG 117 in cash for each PolyGram share or a mixture of cash and shares of the Corporation based on an exchange ratio of 1.4012 shares of the Corporation for each PolyGram share. The price was reduced to the price mentioned above to reflect lower than expected financial results of PolyGram during the second quarter of this fiscal year.

        The Corporation's obligation to commence the tender offer is subject to customary conditions, including preparation of the offering documents, obtaining necessary regulatory approvals, and the absence of defined materially adverse changes or events. The tender offer, which is expected to commence in the third quarter of this year, will also be subject to several customary conditions, including that 95 percent of PolyGram's issued share capital be tendered, expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the Commission of the European Communities, and absence of defined materially adverse changes or events.

        A copy of the definitive agreements are attached hereto as Exhibits 2.1, 2.2, 2.3 and 10.1 and are incorporated herein by reference.

        A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.


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 Item 7. Financial Statements and Exhibits.

       (c)     Exhibits

       (2.1) Offer Agreement dated as of June 21, 1998 among the Corporation, Philips and PolyGram.

       (2.2) Tender Agreement dated as of June 21, 1998 between the Corporation and Philips.

       (2.3) Voting Agreement dated June 21, 1998 between the Corporation and Philips.

       (10.1) Stockholders Agreement dated as of June 21, 1998 between the Corporation and Philips.

       (99)    Press Release.
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
                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE SEAGRAM COMPANY LTD.
                                         (Registrant)



Date:  June 25, 1998
                                    By: /s/ Daniel R. Paladino
                                        ----------------------------
                                         Daniel R. Paladino
                                         Executive Vice President -- Legal and
                                            Environmental Affairs


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                                  EXHIBIT INDEX

Exhibit
Number                Description of Exhibit
------                ----------------------
       (2.1)           Offer Agreement dated as of
                       June 21, 1998 among the Corporation,
                       Philips and PolyGram.

       (2.2)           Tender Agreement dated as of June 21,
                       1998 between the Corporation and Philips.

       (2.3)           Voting Agreement dated June 21, 1998
                       between the Corporation and Philips.

       (10.1)          Stockholders Agreement dated as of
                       June 21, 1998 between the Corporation
                       and Philips.
_
       (99)            Press Release.



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